                              [          ] SHARES

                          DESTIA COMMUNICATIONS, INC.

                                  COMMON STOCK
                           (PAR VALUE .01 PER SHARE)



                             UNDERWRITING AGREEMENT

                              [          ], 1999

                                                            [            ], 1999



Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Lehman Brothers International (Europe)
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

    DESTIA COMMUNICATIONS, INC. a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters, (as defined below) 6,500,000 shares of its Common stock, $.01 par value per share (the "FIRM SHARES").

    It is understood that, subject to the conditions hereinafter stated,
[            ] Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International
Underwriters of even date herewith), and [            ] Firm Shares (the
"INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation and Lehman Brothers Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited and Credit Suisse First Boston (Europe) Limited and Lehman Brothers International (Europe) shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

    The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 975,000 shares of its Common stock, $.01 par value per share (the "ADDITIONAL SHARES"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, $.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

    The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462(B) REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

    Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") has agreed to reserve up to 325,000 Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES". Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

    1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

        (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

        (c) The Company has been duly incorporated, is validly subsisting under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities and claims except that the Company owns 81.25% of the common stock of America First Ltd. ("America First") and America First has issued no preferred stock.

        (e) This Agreement has been duly authorized, executed and delivered by the Company.

        (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

        (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

        (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

        (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Furthermore, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in or contemplated by the Prospectus in respect of the business of the Company described therein.

        (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

        (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        (n) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to require the Company to include securities with the Shares registered pursuant to the Registration Statement except for such rights as have been waived in a valid and binding written document.

        (p) The Company and its subsidiaries have good title to all properties and assets owned by them and have good leasehold interest in each property and asset leased by them, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except (i) such as are described or referred to in the Prospectus and the financial statements and notes thereto contained therein, (ii) such as do not materially affect the value of such property or asset, (iii) such as do not interfere with the use made and proposed to be made of such properties or assets by the Company or its subsidiaries, as the case may be or (iv) such as do not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (q) The Company and its subsidiaries have filed all foreign and U.S. federal and state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been asserted against the Company or any of its subsidiaries; all material tax liabilities of the Company and its subsidiaries are adequately provided for on the books of the Company or its subsidiaries, as the case may be.

        (r) Except as disclosed in the prospectus, the Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

        (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

        (t) Except as set forth in the Prospectus, the Company and its subsidiaries have all necessary permits, licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign supranational, national or regional law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, material to the present conduct of their respective businesses, in each case except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approvals or to make such filings would not, singly or in the aggregate, have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole; except as set forth in the Prospectus, the Company and its subsidiaries have not received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents or approvals, nor is the Company or any of its subsidiaries in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign supranational, national or regional law, regulation or rule or any decree, order or judgment applicable to the Company or its subsidiaries the effect of which could have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole.

        (u) The Company and its subsidiaries are insured against such losses and risks and in such amounts as management of the Company reasonably believes are prudent for the operation of their business; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

        (v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (w) The financial statements included in the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled from data contained in the audited financial statements of the Company, except as indicated in the Prospectus.

        (x) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operation of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, the (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries taken as a whole. Based on its inquiries to date, the Company believes that the suppliers, vendors, customers or other material third parties used or served by the Company and its subsidiaries are addressing or will address the Year 2000 Problem in a timely manner.

    Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdiction in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

    The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

    2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II
here to opposite its names at U.S.$      a share (the "PURCHASE PRICE").

    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 975,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

    The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares.

    3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at
U.S.$[      ] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of
U.S.$[      ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of
U.S.$[      ] a share, to any Underwriter or to certain other dealers.

    4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at a closing to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on
[      ], 1999, or at such other time on the same or such other date, not later
than [            ], 1999, as shall be designated in writing by you. The time and date of such payment are herein referred to as the "CLOSING DATE".

    Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such
other date, in any event not later than [      ], 1999, as shall be designated
in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

    Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

    5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become
effective not later than [      ] (New York City time) on the date hereof.

    The several obligations of the Underwriters are subject to the following further conditions:

        (a) Subsequent to the date of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

        The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

        (c) The Underwriters shall have received on the Closing Date an opinion of Schulte Roth & Zabel LLP, independent counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

        (d) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

        (e) The Underwriters shall have received on the Closing Date opinions of (i) Swidler, Berlin, Shereff, Friedman, special U.S. federal and state regulatory counsel to the Company, (ii) Simmons & Simmons, special U.K. and European Union regulatory counsel to the Company, (iii) Baker & McKenzie, special Belgian regulatory counsel to the Company, (iv) Doser Amereller Noack, special German regulatory counsel to the Company, and (v) Simmons & Simmons, special French regulatory counsel to the Company, respectively, dated the Closing Date, substantially in the form of Exhibits C-1, C-2, C-3, C-4, and C-5, respectively.

        (f) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

        (g) The "lockup" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed on Exhibit A-1 hereto relating to sales and certain other dispositions of shares of Common

    Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

        (h) The Shares shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

        (i) You shall have received such other documents as you and your counsel shall reasonably request.

    The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

    6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants with each Underwriter as follows:

        (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you, without charge, in New York City, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

        (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object without unreasonable delay, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

        (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary in your judgement to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

        (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation in any jurisdiction where it is not now so subject or to service or process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

        (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the

    National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares,
    (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section and (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        (g) In the event that counsel for the Underwriters determines that any of the Underwriters, or any successors thereto, has become an Affiliate (as such term is defined in Rule 405 under the Securities Act) of the Issuer, or any successor thereto, the Issuer (or its successor) shall use its best efforts to cause to be filed as soon as practicable after receiving notice thereof from such counsel a shelf registration statement (the "RESALES REGISTRATION STATEMENT") under the Securities Act providing for the resale by the Underwriters (or any of their Affiliates) of all securities of the Issuer that were originally offered to the public and that they acquire from time to time in connection with market-making activities and to have such shelf registration statement declared effective by the Commission. The Issuer (or its successor) will use its best efforts to keep the Resales Registration Statement effective and current until such time as each Underwriter and its Affiliates shall, in its opinion, cease to be an Affiliate of the Issuer, as evidenced by written notice sent promptly upon such event to the Issuer.

        (h) That, in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

        (i) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

    Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

    7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

    (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter; but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.
The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

    (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

    8. DIRECTED SHARE PROGRAM INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

    (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeing indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment.
Notwithstanding the foregoing sentence, if at any time a Morgan Stanley
Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley
Entity in accordance with such request prior to the date of such settlement.
The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entitites from all liability on claims that are the subject matter of such proceeding.

    (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by PRO RATA allocation

(even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

    9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and
(b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

    10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

    If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other

Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or
Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

    11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

    13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.




                                          Very truly yours,


                                          DESTIA COMMUNICATIONS, INC.

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:
   ----------------------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited

By:
   ----------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I

                               U.S. UNDERWRITERS

                                                                                                      NUMBER OF
                                                                                                     FIRM SHARES
UNDERWRITER                                                                                        TO BE PURCHASED
-----------                                                                                        ---------------

Morgan Stanley & Co. Incorporated................................................................

Credit Suisse First Boston Corporation...........................................................

Lehman Brothers Inc..............................................................................

                                                                                                   ---------------
Total U.S. Firm Shares...........................................................................
                                                                                                   ---------------
                                                                                                   ---------------

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS

                                                                                                      NUMBER OF
                                                                                                     FIRM SHARES
UNDERWRITER                                                                                        TO BE PURCHASED
-----------                                                                                        ---------------
Morgan Stanley & Co. International Limited.......................................................

Credit Suisse First Boston (Europe) Limited......................................................

Lehman Brothers International (Europe)...........................................................

                                                                                                   ---------------
Total International Firm Shares..................................................................
                                                                                                   ---------------
                                                                                                   ---------------

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                                                          , 1999

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Lehman Brothers International (Europe)
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

    The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Destia Communications, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including
Morgan Stanley and MSIL (the "Underwriters") of [            ] shares (the
"Shares") of the Common stock, $.01 par value per share of the Company (the "Common Stock").

    To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common
Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

    Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                                          Very truly yours,



                                          --------------------------------------
                                          (Name)



                                          --------------------------------------
                                          (Address)

                                                                     EXHIBIT A-1

Kevin A. Alward
Alward Investment Associates LLC
Kevin and Belinda Alward Grantor Retained Annuity Trust
Gary S. Bondi
GS Econ Ltd. Partnership
Alan L. Levy
Alfred West
AT Econ Ltd. Partnership
AT Econ Ltd. Partnership No. 2
Steven West
SS Econ Ltd. Partnership
SS Econ Ltd. Partnership No. 2
Princes Gate Investors II, L.P.

                                                                       EXHIBIT B

                           FORM OF OPINION OF COUNSEL
                                FOR THE COMPANY

    (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

    (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

    (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

    (iv) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

    (v) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

    (vi) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

    (vii) this Agreement [and each of the Power of Attorney and Custody Agreements] have been duly authorized, executed and delivered by the Company;

    (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement [and the Power of Attorney and Custody Agreements] will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement [or the Power of Attorney or Custody Agreements,] except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

    (ix)  the statements (A) in the Prospectus under the captions "[      ],"
"[      ]," "Description of Capital Stock" and "Underwriters" and (B) in the
Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

    (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

    (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

    (xii) the Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with

Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

    (xiii) the statements in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize the United States federal tax laws referred to therein; and

* (xiv) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

* The opinion and belief of Schulte Roth & Zabel LLP are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                                                                       EXHIBIT C

EXHIBIT C-1:           Form of Opinion of U.S. Regulatory Counsel to the Company

EXHIBIT C-2:           Form of Opinion of U.K. and European Union Regulatory Counsel to the Company

EXHIBIT C-3:           Form of Opinion of Belgian Regulatory Counsel to the Company

EXHIBIT C-4:           Form of Opinion of German Regulatory Counsel to the Company

EXHIBIT C-5:           Form of Opinion of French Regulatory Counsel to the Company

                                                                     EXHIBIT C-1

                     [U.S. REGULATORY COUNSEL OPINION FORM]

We are of the opinion that:

    1.  The descriptions in the Prospectus, dated [      ] 1999, (hereinafter
referred to as the "Prospectus") of federal statutes relating to telecommunications, and the respective rules and regulations promulgated thereunder, including, without limitation, the Telecommunications Act of 1996 and the Communications Act of 1934 (collectively, the "Federal Communications Law"), and current telecommunications statutes, rules and regulations of the states where Destia Communications, Inc. ("Destia") and its subsidiaries listed on schedule A hereto (the "Subsidiaries") are authorized to provide interexchange telecommunications services (collectively, the "State Communications Law"), and the statements in the Prospectus discussing matters related to the Federal Communications Law and the State Communications Law, including, without limitation, those under the captions "Risk Factors-- Competition--North America--United States," "Risk Factors--Regulatory Restrictions," "Risk Factors--Need for Interconnection," "Industry Overview," "Business--Competition," "Business-- Regulation--United States," are accurate in all material respects and fairly summarize all matters described therein.

    2. (A) The consummation of the transactions contemplated by the Prospectus do not violate (1) the Federal Communications Law; (2) any rules and regulations of the Federal Communications Commission ("FCC") applicable to Destia or any of its Subsidiaries, (3) State Communications Law applicable to Destia and its Subsidiaries, and (4) to the best of our knowledge after due inquiry, any telecommunication related decree from any court, and (B) no authorization or filing with the FCC or any state regulatory authority (hereinafter, "State Authority") is necessary for the consummation of the transactions contemplated by the Prospectus.

    3. to our knowledge and after due inquiry of Destia, (A)(i) Destia is a nondominant carrier authorized by the FCC to provide international and interstate interexchange telecommunications services, (ii) Destia has been granted Section 214 authority by the FCC to provide international message telecommunications services through the resale of international switched voice to [list countries], through the resale of private line services to [list countries], and as a facilities-based carrier to [list countries]; (iii) Destia has been authorized by the FCC to provide interstate interexchange message telecommunications services, (iv) Destia and the Subsidiaries named on schedule [ ] hereto are certified and/or registered to resell intrastate interexchange telecommunications services in, and are not required to be certified to resell intrastate interexchange telecommunications services in, the respective states named on Schedule [ ] hereto and (v) in accordance with (i), (ii) and (iii) above,

Destia has on file with the FCC tariffs applicable to its international and interstate exchange message telecommunications services; (B) to our knowledge and after due inquiry of Destia, Destia has all the certificates, orders, permits, licenses, authorizations, consents and approvals, including those specified in subparagraph (A) above, of the FCC and the State Authorities necessary to own, lease, or use its transmission lines and to conduct its business in the manner described in the Prospectus; and (C) to our knowledge and after due inquiry of Destia, Destia has not received any notice from the FCC of any proceedings relating to the revocation or modification of any of such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition (financial or otherwise), earnings, business or operations of Destia.

    4. To our knowledge and after due inquiry of Destia, (A) Destia is conducting its business in accordance with the FCC and state authorizations mentioned in Paragraph 3 above; and (B) Destia is not in violation of or in default under the Federal Communications Law, the rules or regulations of the FCC or State Communications Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, conditions, (financial or otherwise), earnings, business or operations of Destia.

    5. To our knowledge and after due inquiry of Destia, except as disclosed in the Prospectus, (A) no decree or order of the FCC or any State Authority has been issued against Destia; (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against Destia, before or by the FCC or any State Authority and (C) there are no rulemaking or other administrative proceedings pending before the FCC or any State Authority, (i) which are generally applicable to telecommunications services or the resale thereof, and
(ii) which, if decided adversely to the interest of Destia, would have a material adverse effect on Destia.

                                                                     EXHIBIT C-2

                   [UK & EU REGULATORY COUNSEL OPINION FORM]

We are of the opinion that

    1. The wholly owned subsidiary of Destia Communications, Inc., American Telemedia Limited (the "Subsidiary") is the holder of the International Facilities Licence ("the IFL") and registered under the International Simple Voice Resale Licence ("the ISVR License") (together known as "the Licenses") in the UK. The ISVR License relates to the provision of international simple voice resale services by means of the Applicable Systems as specified in Annex A thereto. The IFL relates to the provision of international services (other than international simple voice resale services) by means of the Applicable Systems as defined therein.

    2.  The descriptions in the Prospectus dated [      ] 1999 (the
"Prospectus") of current UK statutes relating to telecommunications, and the respective rules and regulations promulgated thereunder (collectively, the "UK Communications Law"), including, without limitation, the 1984 Act, and the statements in the Prospectus discussing matters relating to the UK Communications Law, including, without limitation, those under the captions "Risk Factors--Increasing Pricing Pressures-- Price Competition in Europe,", "Risk Factors--Need for Interconnection--Considerations Affecting Interconnection in Europe,", "Industry Overview,", "Business--Company Strategy--Focus on High Margin Retail Business,", "Business--Company Operations--United Kingdom," and "Business-- Regulation--European Union--United Kingdom" ("the Sections"), are accurate in all material respects and fairly summarize all matters described therein. We expressly exclude from our opinion any statements made in the Sections concerning the permissibility of the Issuer's or the Subsidiary's services under the local laws of any country other than the UK.

    3. Except as stated below in this paragraph 3, the descriptions in the Prospectus of current law of the EU relating to telecommunications, in the form of Directives promulgated by European Commission (the "Commission") or otherwise (collectively the "EC Directives"), including, without limitations, European Commission Directive 90/388/EEC of 28 June 1990 (the "Services Directive") and the European Commission Directive 96/19/EC of 13 March 1996 (the "Full Competition Directive"), and the statements in the Prospectus discussing matters related to the EC Directives, including, without limitation, those under the captions"Risk Factors--Dependence on Third Party Sales Organizations,", "Risk Factors--Regulatory Restrictions,", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Euro Conversion,", "Industry

Overview", "Business--Company Operations--Continental Europe,", "Business--Company Operations--United Kingdom,", "Business--Competition" and "Business--Regulation--European Union" ("the EU Sections") are accurate in all material respects and fairly summarise all matters described therein. We expressly exclude from our opinion any statements made in the EU Sections concerning the permissibility of Destia's or the Subsidiary's services under the local laws of any country other than the UK.

    4.  The execution and delivery of the Underwriting Agreement dated [
      ] 1999 (hereinafter referred to as the "Underwriting Agreement") and the consummation of the transactions contemplated hereby do not violate (1) the UK Communications Law, (2) any telecommunications related rules or regulations of the Department of Trade and Industry ("DTI") and OFTEL applicable to Destia and the Subsidiary and (3) to the best of our knowledge any telecommunications related judgment from any English court. However, the Subsidiary may be required under the Licenses to notify the change in shareholding in Destia occasioned by the consummation of the transactions referred to above.

    5. (A) to the best of our knowledge, each of Destia and the Subsidiary has all certificates, orders, permits, licenses, authorisations, consents and approvals of and from the DTI necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, it being recognized that the Subsidiary and not Destia holds the necessary licenses to run any telecommunications systems owned or leased by Destia in the UK; and (B) to the best of our knowledge and having made a telephone enquiry of OFTEL (but no further enquiry), neither Destia nor the Subsidiary has received any notice or proceedings relating to the revocation or modification of any such DTI granted certificates, orders, permits, licenses, authorisations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole.

    6. To the best of our knowledge and having made a telephone enquiry of OFTEL (but not further enquiry), (A) no determination or order of OFTEL has been issued against Destia or the Subsidiary and (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no interim determination or provisional order has been issued, against Destia or the Subsidiary before or by OFTEL.

    7. To the best of our knowledge, there are no consultation documents, complaints or other administrative proceedings pending before OFTEL which are in the public domain (1) which are generally applicable to telecommunications services or the resale thereof and (2) which, if decided adversely to the interest of Destia or the Subsidiary, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    AMERICAN TELEMEDIA LIMITED ("ATL") AND TELCO GLOBAL COMMUNICATIONS LIMITED ("TELCO") (TOGETHER "THE COMPANIES")

    We are of the opinion that:

    (A) the Companies have been duly incorporated and are validly existing as limited liability companies under the laws of England and Wales. You have informed us that the business of the Companies is the provision of telephony and related and ancillary services. We confirm that both ATL and Telco have full power and corporate authority to conduct such business and to own their properties; and

    (B) so far as we are aware, based on the Searches, no receiver, liquidator or administrator of any of the Companies has been appointed nor has any winding-up or administration order in respect of any of the Companies been made; in this connection, it should be noted that a search at the Register of Companies at Companies House would not necessarily reveal whether or not a receiver, liquidator or administrator of the Companies had been appointed or a winding-up or administration order had been made against, or a winding-up resolution had been passed by, any of the Companies on or prior to the date of such search.

                                                                     EXHIBIT C-3

                   [BELGIAN REGULATORY COUNSEL OPINION FORM]

We are of the opinion that:

        1.  the descriptions in the Prospectus of [matters in connection with]
    current       statutes relating to telecommunications, and the respective rules and regulations promulgated thereunder (collectively, the " Communications Law"), including, without limitation, [relevant telecommunications law], [and the statements in the Prospectus discussing
    matters related to       Communications Law, including, without limitation,
    those under the captions ["      --       " and
    "      --      --      ,",...] are accurate in all material respects and
    fairly summarize all matters described therein;

        2. Econophone limited (hereinafter referred to as "Econophone") is the holder of licence[s] issued by the [relevant government agency], dated
                , 199 , issued under Section   of [relevant law], relating to
    the provision of international telecommunications services in       ;

        3. (A) the execution and delivery of the Underwriting Agreement by Destia Communications, Inc. (Hereinafter referred to as "the Company"), and the consummation of the transactions contemplated thereby do not violate (1)
    the       Communications Law, (2) any rules or regulations of [government agency] applicable to the Company, Econophone, and other subsidiaries of the Company (hereinafter referred to as "the Subsidiaries") and (3) to the best of our knowledge after due inquiry, any telecommunications related decree
    from any       court, and (B) no authorization of or filing with [government agency] is necessary for the execution and delivery of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby in accordance with the terms thereof;

        4. (A) each of the Company, Econophone and the Subsidiaries has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from [government agency] necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; and (B) to the best of our knowledge after due inquiry, neither the Company, Econophone nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, Econophone and the Subsidiaries, taken as a whole;

        5. to the best of our knowledge after due inquiry, (A) each of the Company, Econophone and the Subsidiaries is conducting its business in accordance with [government agency] authorizations listed in Paragraph 4 above and (B) neither the Company, Econophone nor any of the Subsidiaries is
    in violation of or in default under the       Communications Law or the
    rules or regulations of [government agency], the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, Econophone and the Subsidiaries, taken as a whole; and

        6. to the best of our knowledge after due inquiry, (A) no decree or order of [government agency] has been issued against the Company, Econophone or any of the Subsidiaries; (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company, Econophone or any of the Subsidiaries before or by [government agency] and (C) there are no rulemakings or other administrative proceedings pending before [government agency], (i) which are generally applicable to telecommunications services or the resale thereof and (ii) which, if decided adversely to the interest of the Company, Econophone or the Subsidiaries, would have a material adverse effect on the Company, Econophone and the Subsidiaries, taken as a whole.

* Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Underwriting Agreement.

                                                                     EXHIBIT C-4

                   [GERMAN REGULATORY COUNSEL OPINION FORM]

We are of the opinion that:

1.  The description in Destia communications, Inc.'s Prospectus dated [        ]
    1999 (hereinafter the "Prospectus") of matters in connection with the German Telecommunications Act of 25 July 1996 (the "German Telecommunications Act") and the statements in the Prospectus discussing matters related to the German Telecommunications Act, including, without limitation, those under the caption"Risk Factors--Competition,", "Industry Overview,", "Business--The Destia Network-- European Network," and "Business--Regulation--European Union--Germany,", are accurate in all material respects regarding the German Telecommunications Act and fairly summarize all matters described therein;

2. Destia Communications, Inc. ("The Company") has duly filed a notification as a telecommunications service provider of the Bundesamt fur Post und Telekommunikation on June 12, 1997;

3. The consummation of the transactions contemplated by the Prospectus do not violate (1) the German Telecommunications Act, (2) any rules or regulations promulgated under the German Telecommunications Act applicable to the Company and its subsidiaries and (3) to the best of our knowledge after due inquiry, any telecommunications-related decree from any German court, and
    (B) no authorization of or filing with the Regulatory Authority for Telecommunciations and Posts (this defined term refers to both the Federal office of that name which was established on January 1 1998 and to the Federal Ministry of Posts and Telecommunications which assumed the functions of the Regulatory Authority for Telecommunications and Posts until 1 January
    1998) is necessary for the consummation of the transactions contemplated by the Prospectus in accordance with the terms thereof;

4. (A) To the best of our knowledge, each of the Company and its subsidiaries has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from the Regulatory Authority of Telecommunications and Posts necessary under the German Telecommunications Act to offer the services described in Annex A; and (B) to the best of our knowledge after due inquiry, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals or the qualifications or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole;

5. To the best of our knowledge after due inquiry, (A) each of the Company and its subsidiaries is conducting its business in accordance with the notification filed with the Federal Office for Telecommunications and Post on June 12, 1997 and (B) neither the Company nor any of its subsidiaries is in violation of or in default under the German Telecommunications Act or the rules or regulations of the Regulatory Authority for Telecommunciations and Posts, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and

6. To the best of our knowledge after due inquiry, (A) no decree or order of the Regulatory Authority for Telecommunications and Posts has been issued against the Company or any of its subsidiaries; (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of its subsidiaries before or by the Regulatory Authority for Telecommunciations and Posts and (C) there are no rulemakings or other administrative proceedings pending before the Regulatory Authority for Telecommunications and Posts (i) which are generally applicable to telecommunications services or the resale thereof and (ii) which, if decided adversely to the interest of the Company or its subsidiaries, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                                          ANNEX A TO LEGAL

OPINION

                                          GERMANY

                                                                 [        ] 1999

        SERVICES PROVIDED BY THE COMPANY AND ITS SUBSIDIARIES IN GERMANY

                                                                     EXHIBIT C-5

                   [FRENCH REGULATORY COUNSEL OPINION FORM]

DESTIA COMMUNICATIONS, INC. (THE "ISSUER"): PROPOSED OFFERING OF SHARES OF
  COMMON STOCK

We are of the opinion that;

    The statements in the Prospectus dated [        ]1999 (hereinafter the
"Prospectus") concerning French law and regulation relating to telecommunications (including the CODE DES POSTES ET TELECOMMUNICATIONS, and the rules and regulations promulgated thereunder), including those under the captions "Risk Factors--Competition,", "Risk Factors--Increasing Pricing Pressures--Price Competition in Europe,", "Industry Overview," and "Business--Regulation--European Union--France", are accurate in all material respects.

ECONOPHONE FRANCE SARL (THE "COMPANY")

We are of the opinion that:

        (A) The Company has been duly incorporated and is validly existing as a limited liability company (SOCIETE A RESPONSABILITE LIMITEE) under the laws of France.

        (B) The Company's corporate objects, as stated in article 2 of the STATUTS (a copy of which is annexed hereto) include the following object:

        -- the development, marketing, in France and abroad, of telecommunications services and telecommunications networks, by any technical means, whether actual or developed in the future.

    We are of the opinion that the statements in the Prospectus concerning French law and regulation relating to telecommunications (including CODE DES POSTES ET TELECOMMUNICATIONS, and the rules and regulations promulgated thereunder), including those under the captions "Risk Factors--Competition,", "Risk Factors--Increasing Pricing Pressures--

Price Competition in Europe,", "Industry Overview," and
"Business--Regulation--European Union--France", are accurate in all material respects.

                                      C-13